Exhibit 10.1

Execution Copy

STOCK PURCHASE AGREEMENT

Between

WEST COAST HITECH L.P.

and

ADVANCED MICRO DEVICES, INC.

Dated as of November 15, 2007

i

ii

Exhibit A	–	Form of Latham & Watkins LLP Opinion
Exhibit B	–	Form of Opinion of Company’s General Counsel

iii

STOCK PURCHASE AGREEMENT, dated as of November 15, 2007 (this “Agreement”), between West Coast Hitech L.P. (the “Investor”), an exempted limited partnership organized under the laws of the Cayman Islands, acting through its general partner, West Coast Hitech G.P., Ltd., and Advanced Micro Devices, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, pursuant to the terms and conditions set forth in this Agreement, 49,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share (“Common Stock”), of the Company; and

WHEREAS, on or prior to the date hereof, the Company has filed an Automatic Shelf Registration Statement (as defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company and the Investor hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration, inquiry, grievance, proceeding, hearing, investigation, or administrative decision-making or rulemaking process by or before any Governmental Authority.

“Affiliate” means, with respect to the Company, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, and with respect to the Investor, means the Investor’s immediate parent company and any direct or indirect subsidiary of such parent company.

“Aggregate Purchase Price” means the product of (a) the number of Shares to be purchased pursuant to this Agreement and (b) the Purchase Price.

“Agreement” or “this Agreement” shall have the meaning set forth in the Preamble, and shall include the Exhibits hereto and all amendments hereto made in accordance with the provisions hereof.

“Authorization” means any permit, license, consent, exemption, franchise, authorization or other approval from any Person or any permit, license, consent, exemption, franchise, authorization or other approval from, or any required filing with or notification to, any Governmental Authority.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act.

“Business” means the business of providing semiconductor solutions for the computing, graphics and consumer electronics markets throughout the world, as described in the Prospectus and as currently conducted by the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York, NY, London, England or Abu Dhabi, the United Arab Emirates.

“Closing” shall have the meaning set forth in Section 2.03.

“Closing Date” shall have the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Closing Certificate” means a certificate, dated the Closing Date, executed by a duly authorized officer of the Company certifying to the matters set forth in Section 6.02(a).

“Confidentiality Agreement” means that certain Reciprocal Confidentiality Agreement between the Investor’s parent company and the Company, dated as of April 1, 2007.

“control” (including the terms “controlled by” and “under common control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“DTC Participant” means a Person that is entitled to deposit securities with DTC in its capacity as a “participant,” as defined in and pursuant to DTC’s governing documents.

“Encumbrance” means any Lien, violation, charge, lease, license, encumbrance, adverse claim, reversion, reverter, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Environment” means surface waters, groundwaters, soil, subsurface strata and ambient air.

“Environmental Laws” means all Laws, now or hereafter in effect and as amended, relating to the Environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exon-Florio Provision” means Section 721 of the Defense Production Act of 1950.

“GAAP” means United States generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.

“Governmental Authority” means any United States or foreign federal, national, supranational, state, provincial, municipal, local, territorial or similar government, governmental, regulatory, legislative, taxing or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Grant Date” means, with respect to a Stock Option, the date on which the grant of such Stock Option was, by its terms, to be effective.

“Hazardous Materials” means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance that is regulated by any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means (a) patents, patent applications and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof, (c) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Investor” shall have the meaning set forth in the Preamble.

“Investor Closing Certificate” means a certificate, dated the Closing Date, executed by a duly authorized officer of the Investor certifying to the matters set forth in Section 6.01(a).

“Investor Expenses” means an amount equal to $14,624,050 to reimburse Investor for expenses incurred in connection with the transactions contemplated by this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, or rule of law (including common law) of any United States or foreign jurisdiction, and any judicial or administrative interpretation thereof, including any Governmental Order.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Lien” means any security interest, pledge, hypothecation, mortgage, or lien (including environmental and tax liens).

“Material Adverse Effect” means any circumstance, change in or effect on the Business, the Company or any Subsidiary that, individually or in the aggregate with all other circumstances, changes in, or effects on the Business, the Company or any Subsidiary: (a) is materially adverse to the condition, financial or otherwise, or to the earnings, business affairs, or properties of the Company and its Subsidiaries, taken as one enterprise; whether or not arising in the ordinary course of business, or (b) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

“Material Contract” means, as to the Company, any agreement required under the Securities Act to be filed as an exhibit to the Registration Statement, including, with respect to each such agreement, any and all amendments, modifications, supplements, renewals or restatements thereof.

“Money Laundering Laws” means applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 or the Laws administered or promulgated by, or Actions of, the United States Office of Foreign Asset Controls, or similar Laws of any jurisdiction.

“Permitted Investor Assignee” means any Affiliate of the Investor that is, directly or indirectly, wholly-owned by the parent company of the Investor to which the Investor assigns this Agreement or any of its rights and obligations hereunder.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Prospectus” means the prospectus, including the Prospectus Supplement thereto and the documents incorporated by reference therein, which is included in the Registration Statement.

“Prospectus Supplement” means the prospectus supplement that relates to the issuance and sale of the Shares, and which shall be filed with the SEC in accordance with Rule 424(b) under the Securities Act.

“Purchase Price” shall have the meaning set forth in Section 2.02.

“Purchase Price Bank Account” means a bank account in the United States to be designated by the Company in a written notice to the Investor prior to the Closing.

“Registration Expenses” means all costs and expenses incurred in connection with the preparation and filing of the Registration Statement, the Prospectus, and any Prospectus Supplement, including, without limitation, all registration, qualification and filing fees, printing expenses, blue sky fees and expenses, and the expense of any special audit or review by the Company’s auditors of the Company’s financial statements incident to or required in connection with any the preparation and filing of the Registration Statement. Registration Expenses shall not include the Investor Expenses.

“Registration Statement” means the Company’s Automatic Shelf Registration Statement filed by the Company on November 15, 2007, including the Prospectus contained therein and all documents that are incorporated by reference or deemed incorporated by reference therein under the Securities Act or the Exchange Act, and all exhibits and schedules thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shares” shall have the meaning set forth in the Recitals.

“Significant Subsidiary” means any Subsidiary that is a significant subsidiary of the Company under Rule 1-02(w) of SEC Regulation S-X.

“Stock Option Plans” means the Company’s 2004 Equity Incentive Plan and the Company’s Employee Stock Purchase Plan.

“Stock Options” means options to purchase Common Stock pursuant to the Stock Option Plans, and other options granted to employees and directors of the Company that are outstanding as of the date hereof.

“Subsidiary” or “Subsidiaries” means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company, directly or indirectly.

“Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to Taxes, filed or required to be filed with any government or taxing authority, including any schedule or attachment thereto or any amendment thereof.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, intangible property, excise, sales, use, capital stock, accumulation of earnings, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges. It also includes any withholding taxes which the Company or any of its Subsidiaries is required by any Governmental Authority to withhold on behalf of any Person, and to remit to any Governmental Authority.

“Termination Date” shall have the meaning set forth in Section 7.01(d).

SECTION 1.02. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Recital, Section, or Exhibit, such reference is to an Article, Recital or Section of, or an Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h) when any Law referred to herein by its statutory title includes a delegation of authority to an administrative agency to promulgate rules and regulations implementing such Law, any reference to such Law herein by its statutory title means such Law and all such rules and regulations so promulgated;

(i) references to a Person are also to its successors and permitted assigns;

(j) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(k) all references to the word “state” include the Commonwealth of Puerto Rico and all territories of the United States.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to the Investor (or to a Permitted Investor Assignee), and the Investor (or such Permitted Investor Assignee) shall purchase, accept and acquire from the Company, the Shares.

SECTION 2.02. Purchase Price. The purchase price per share for the Shares shall be $12.70 (the “Purchase Price”).

SECTION 2.03. Closing. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the opening of business in New York on the first Business Day after the date hereof (the “Closing Date”), or at such other date and time as the Company and the Investor may mutually agree upon in writing.

SECTION 2.04. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor or its designated custodian:

(a) the Shares in book entry form delivered into the account of DTC or a DTC Participant custodian designated by the Investor;

(b) the executed Company Closing Certificate;

(c) a receipt for the Aggregate Purchase Price less the Investor Expenses; and

(d) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the board of directors of the Company evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 2.05. Closing Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company:

(a) the Aggregate Purchase Price, less the Investor Expenses, by wire transfer in immediately available funds to the Purchase Price Bank Account;

(b) the executed Investor Closing Certificate; and

(c) a true and complete copy, certified by an authorized representative of the general partner of the Investor, of the resolutions duly and validly adopted by the board of directors of the general partner of the Investor evidencing the Investor’s authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 2.06. Adjustments to Purchase Price. The Purchase Price shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Stock occurring on or after the date hereof and prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

As an inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor as follows:

SECTION 3.01. Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to own, lease and operate its properties, and to conduct the Business; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.02. Good Standing of Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties, and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except for (i) AMD Belgium N.V., six shares of which are owned by an individual, Thomas M. McCoy, (ii) AMD Fab 36 LLC & Co. KG, 18.1818% of which is owned by unaffiliated third parties, (iii) ATI Technologies (Finland) Oy, 3.8% of which is owned by unaffiliated third parties, and (iv) Commercial Valley Realty Holding Inc., 50% of which is owned by unaffiliated third parties, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as set forth in the Prospectus, all outstanding capital stock of each Subsidiary is owned by the Company, directly or through Subsidiaries, and is free and clear of any Encumbrance, except for all shares or interests of AMD Fab 36 LLC & Co KG, AMD Fab 36 Holding Gmbh, AMD Fab 36 Admin and AMD Fab 36 LLC, which are pledged to lenders in connection with the Euro 700 Million Term Loan Facility Agreement for Fab 36 LLC and Co KG dated April 21, 2004.

SECTION 3.03. Capitalization. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. As of November 1, 2007, there were 554,642,636 shares of Common Stock issued and outstanding. Since November 1, 2007, the Company has not issued any shares of Common Stock except under the Stock Option Plans or pursuant to contractual rights described in the Prospectus, and since November 1, 2007, except pursuant to the Stock Option Plans, the Company has not granted or issued any, and except as described in the Prospectus, there do not exist any, options, warrants or other rights to purchase, agreements or obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in the Company.

SECTION 3.04. Authorization of Agreements; Enforceability. Each of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

SECTION 3.05. Authorization of the Shares. The Shares have been duly authorized for issuance and sale to the Investor pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The issuance of the Shares pursuant to this Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company.

SECTION 3.06. S-3 Eligibility as Well-Known Seasoned Issuer. The Company meets the requirements for use of Form S-3 under the Securities Act and the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act) without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

SECTION 3.07. Registration Statement and Prospectus. The Company has filed the Registration Statement with the SEC and has delivered a copy thereof to the Investor. The Registration Statement became effective upon filing, remains effective, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities

Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC. The Registration Statement, as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The Company will file the Prospectus Supplement with the SEC pursuant to Rule 424(b) under the Securities Act. On each effective date thereof, and on the Closing Date, the Registration Statement did, and when the Prospectus Supplement is first filed in accordance with Rule 424(b) under the Securities Act, and on the Closing Date, the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; on each effective date thereof, on the date hereof, and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the date of any filing pursuant to Rule 424(b), and on the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.08. Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company is not aware of any circumstances that would give rise to such proceeding, examination or proceeding.

SECTION 3.09. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Prospectus are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

SECTION 3.10. Financial Statements. The financial statements included or incorporated by reference in the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates indicated, and said financial statements have been prepared in conformity with GAAP (except as otherwise noted therein).

SECTION 3.11. Stock Options. With respect to the Stock Options, (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option,” as defined in the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the Grant Date by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes, (iii) each such grant was made in accordance with the terms of the Stock Option Plans, the Exchange Act, and all other Laws and regulations of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv)(A) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date or (B) if the per share exercise price was not equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date, the appropriate accounting charges were taken in the Company’s financial statements, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes)

of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and other applicable Laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

SECTION 3.12. No Material Adverse Change in Business. Except as otherwise disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus, (i) the Company has conducted its Business only in the ordinary course, consistent with past practice, (ii) there has been no Material Adverse Effect and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

SECTION 3.13. Absence of Defaults and Conflicts. The Company is not in material default under any Material Contract. The execution and delivery by the Company of this Agreement, the compliance by the Company with all the provisions hereof, the performance by the Company of all of its obligations hereunder, the consummation of the transactions contemplated hereby, and the delivery of the Shares by the Company pursuant to this Agreement will not: (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other constituent documents of the Company or any of its Subsidiaries, any Material Contract, or any other indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound; (ii) materially violate or conflict with any Law applicable to the Company, any of its Subsidiaries or their respective property; (iii) result in the imposition or creation of (or the obligation to create or impose) any material Encumbrance under any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound; or (iv) result in the suspension, termination or revocation of any material Authorization of the Company or any of its Subsidiaries or any other impairment of the rights of the holder of any such material Authorization.

SECTION 3.14. Absence of Proceedings. To the knowledge of the Company, except as disclosed in the Prospectus, which descriptions are accurate in all material respects, there is no Action before or brought by any Governmental Authority, now pending or threatened against or affecting the Company or any Subsidiary, which is reasonably likely to result in a Material Adverse Effect.

SECTION 3.15. Absence of Further Requirements. To the knowledge of the Company, the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions hereof and the consummation of the transactions contemplated hereby do not and will not require any further Authorization of any Governmental Authority, except (i) such as have been previously obtained and will be in full force and effect as of the Closing, and (ii) compliance by the Company with its obligations under the Securities Act and the Exchange Act.

SECTION 3.16. Absence of Labor Dispute. No significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any similar Governmental Authority and no significant Action arising out of or under any collective bargaining agreement is pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them; and no material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

SECTION 3.17. Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use all Intellectual Property necessary for the conduct of Business, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, result in a Material Adverse Effect. Except as set forth in the Prospectus: (i) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (ii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property; (iii) to the knowledge of the Company, there is no pending or threatened Action by others challenging the validity or scope of any such Intellectual Property; (iv) to the knowledge of the Company, there is no pending or threatened Action by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries or that interferes with the issued or pending claims related to any such Intellectual Property; and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company or any of its Subsidiaries invalid or any U.S. patent application held by the Company or any of its Subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except for the foregoing items set forth in clauses (i) through (vi) of this subparagraph, which would not, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.18. Absence of Manipulation. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

SECTION 3.19. Possession of Authorizations. The Company and its Subsidiaries possess such Authorizations of the appropriate Governmental Authorities as are necessary to conduct the Business, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Authorizations, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Authorizations are valid and in full force and effect, except when the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and no event has occurred, nor have the Company or any of its Subsidiaries received any notice of any Actions relating to the revocation or modification of any such Authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

SECTION 3.20. Title to Property. Each of the Company and its Subsidiaries owns, licenses or leases all such properties as are necessary and material to the conduct of the Business.

SECTION 3.21. Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom to the capital or any other accounts of the Company will not be required, to register as an “investment company” under the Investment Company Act of 1940.

SECTION 3.22. Not a Real Property Holding Company. The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

SECTION 3.23. Environmental Laws. Except as disclosed in the Prospectus, (i) neither the Company nor any of its Subsidiaries has violated any Environmental Laws, (ii) the Company has established an internal compliance program to ensure compliance by the Company and its Subsidiaries with all Environmental laws, and (iii) to the Company’s knowledge, there are no circumstances that can reasonably be expected to form the basis of any Action under any Environmental Law, except for such violations or Actions which, singly or in the aggregate, would not result in a Material Adverse Effect.

SECTION 3.24. ERISA. Neither the Company nor any of its Subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended, except for violations which, singly or in the aggregate, would not result in a Material Adverse Effect.

SECTION 3.25. Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries has violated in any material respects any provisions of the Foreign Corrupt Practices Act of 1977.

SECTION 3.26. Tax Returns. All Tax Returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material Taxes due pursuant to such Tax Returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

SECTION 3.27. Insurance. The Company and each of its Subsidiaries maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and each of its Subsidiaries and its businesses. Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and as of the Closing.

SECTION 3.28. Internal Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.29. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, including Section 402 thereof related to loans and Sections 302 and 906 related to certifications.

SECTION 3.30. Registration Rights. Except as disclosed in the Prospectus, there are no persons or entities with registration or other similar rights to require the Company to file any registration statement or to include any securities in any registration statement filed by the Company or in any offering made pursuant to any such registration statement.

SECTION 3.31. Money Laundering Laws. The Business is, and has been conducted at all times in compliance with all Money Laundering Laws and no Action by or before any court or Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

SECTION 3.32. Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Investor or to counsel for the Investor shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE INVESTOR

As an inducement to the Company to enter into this Agreement, the Investor hereby represents and warrants to the Company as follows:

SECTION 4.01. Due Organization of the Investor. The Investor has been duly organized and is validly existing as an exempted limited partnership in under the laws of the Cayman Islands and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.

SECTION 4.02. Authorization of Agreements; Enforceability. Each of this Agreement, the performance by the Investor of its obligations hereunder, and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the general partner of the Investor. This Agreement has been validly executed and delivered by the Investor and constitutes valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

SECTION 4.03. Absence of Conflicts. The execution and delivery by the Investor of this Agreement, the compliance by the Investor with all the provisions hereof, the performance by the Investor of all of its obligations hereunder, and the consummation of the transactions contemplated hereby will not: (i) conflict with or constitute a breach of any of the terms or provisions of the partnership agreement or other constituent documents of the Investor; or (ii) materially violate or conflict with any Law applicable to the Investor.

SECTION 4.04. Absence of Proceedings. To the knowledge of the Investor, there is no Action before or brought by any Governmental Authority now pending against or affecting the Investor which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Investor of its obligations hereunder.

SECTION 4.05. Absence of Further Requirements. To the knowledge of the Investor, the execution, delivery and performance by the Investor of this Agreement and the compliance by the Investor with all of the provisions hereof and the consummation of the transactions contemplated hereby do not and will not require any further Authorization of any Governmental Authority, except such as have been previously obtained and will be in full force and effect as of the Closing.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing. The Company covenants and agrees that, between the date hereof and the time of the Closing, neither the Company nor any Subsidiary shall conduct its business other than in the ordinary course and consistent with the Company’s and such Subsidiary’s prior practice. Without limiting the generality of the foregoing, the Company covenants and agrees that between the date hereof and the time of the Closing, without the prior written consent of the Investor, neither the Company nor any Subsidiary will:

(a) adopt or propose any change in its charter or by-laws;

(b) merge or consolidate with any other Person or acquire a material amount of assets from any other Person outside the ordinary course;

(c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice, or (iii) sales of material amounts of equipment and sales of common stock of Spansion, Inc.;

(d) issue or sell any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, other than (i) grants or sales of Common Stock, restricted stock units, or options to purchase Common Stock pursuant to the Stock Option Plans in the ordinary course of business consistent with past practice, (ii) shares of Common Stock issued upon exercise or vesting of employee stock options or restricted stock units that are described in the Prospectus and are outstanding at the date hereof or upon exercise or vesting of employee stock options or restricted stock units that are granted after the date hereof pursuant to the Stock Option Plans in the ordinary course of business consistent with past practice, or (iii) shares of Common Stock issued upon conversion of any convertible securities outstanding as of the date hereof and described in the Prospectus;

(e) knowingly take or omit to take or agree or commit to take or omit to take any action that would make any representation or warranty of the Company hereunder inaccurate at, or as of any time prior to, the Closing;

(f) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the consummation of the Closing;

(g) take any action that could constitute a default under, a termination (other than a termination in accordance with the terms thereof) of, or a breach of any Material Contracts; or

(h) agree or commit to do any of the foregoing.

SECTION 5.02. Registration Statement. The Company will use all reasonable efforts to ensure that the Registration Statement remains effective from the date of this Agreement until the Closing to allow the completion of the publicly registered sale of the Shares pursuant to this Agreement.

SECTION 5.03. Additional Authorizations. In the event that Governmental Authorities shall request or require, whether prior to or after the Closing, that the Investor or the Company apply for any additional Authorizations, including Authorizations pursuant to the HSR Act or the Exon-Florio Provision, the Company and Investor shall cooperate to secure any such Authorizations. Each party hereto agrees to make promptly all appropriate filings and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested in connection with obtaining such Authorizations of Governmental Authorities that may be or become necessary with respect to the transactions contemplated hereby.

SECTION 5.04. Access to Information. From the date of this Agreement and through the Closing, upon reasonable notice, the Company shall cause its officers, directors, employees, agents, representatives, accountants and counsel, and shall cause its Subsidiaries and each of its Subsidiaries’ officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, and representatives of the Investor reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of the Company and each of its Subsidiaries and to those officers, directors, employees, agents, accountants and counsel of the Company and of each of its Subsidiaries who have any knowledge relating to the Company, or any of its Subsidiaries and (ii) furnish to the officers, employees, agents, accountants, counsel and representatives of the Investor such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Company, its Subsidiaries and their respective businesses and strategic plans and intentions (or legible copies thereof) as the Investor may from time to time reasonably request.

SECTION 5.05. Confidentiality. All confidential information furnished to a party or its advisor by a party or its advisor in connection with the transactions contemplated hereby shall be subject to, and the recipient of such information shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties agree that Investor is an “Authorised Recipient,” as defined in the Confidentiality Agreement, and Investor agrees to be bound by the terms thereof.

SECTION 5.06. Notification of Certain Matters.

(a) Each party shall give prompt notice to the other (and subsequently keep the other party informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has resulted in or is reasonably likely to result in any Material Adverse Effect, or (ii) would cause or would be reasonably likely to cause the failure of any of the conditions set forth in Article VI of this Agreement.

(b) Prior to the Closing, the Company shall promptly notify the Investor in writing of any event that shall occur or condition that shall exist as a result of which it is necessary to amend or supplement the Registration Statement or Prospectus, in order to make the statement therein, in the light of the circumstances as of each effective date of the Registration Statement or Prospectus or as of the Closing, not misleading, or if, in the reasonable opinion of counsel to the Investor, it is necessary to amend or supplement the Registration Statement or Prospectus to comply with applicable Law, the Company shall forthwith prepare and furnish, at it own expense, either amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus as so amended or supplemented will not, in the light of the circumstances at the Closing, be misleading or so that the Registration Statement or Prospectus will comply with applicable Law.

(c) The delivery of any notice pursuant to this Section shall not limit or affect the remedies available to any party hereunder.

SECTION 5.07. Authorization for Listing. The Company shall cause the Shares to be authorized for listing on the New York Stock Exchange upon notice of issuance.

SECTION 5.08. Use of Proceeds. The Company will not use the net proceeds from the sale of Shares hereunder for any purposes other than lawful and authorized corporate purposes.

SECTION 5.09. Registration Rights Agreement. Within ten Business Days after the Company receives written notice from the Investor that the Investor has received the opinion of Shearman & Sterling LLP, or such other counsel of comparable reputation, that the Investor may be deemed an “affiliate” of the Company (as such term is defined in Rule 144 under the Securities Act) as a result of any action or event that has been directly or indirectly caused by the Company or any of its Affiliates, including without limitation any stock repurchase or redemption by or on behalf of the Company or any of its Affiliates, unless Latham & Watkins LLP or such other counsel of comparable reputation provides an opinion to the Investor and the Company that the Investor is not such an affiliate, the Company and the Investor shall enter into a registration rights agreement with respect to the Shares which shall be substantially similar in all material respects to the registration rights agreement dated as of August 14, 2007 between the Company and Lehman Brothers Inc. (the “Prior Agreement”), except that such registration rights agreement shall provide that: (i) the Filing Deadline (as such term is defined in the Prior Agreement) shall be 30 days after the date of execution thereof (subject to customary deferral rights); (ii) the Effectiveness Deadline (as such term is defined in the Prior Agreement) shall be 90 days after the execution thereof; (iii) the Company shall be permitted to include other securities in the shelf registration statement, provided, however, that this shall not reduce the number of Shares to be included in the shelf registration statement or delay the sale of the Shares through the shelf registration statement; (iv) the concepts of additional interest and registration defaults shall be deleted; and (v) the Investor shall be permitted to assign its rights under such registration rights agreement (A) to any of its Affiliates or (B) to the lenders under the debt financing facility proposed to be entered into by the Investor to finance its purchase of the Shares hereunder, provided that Investor shall only be permitted to assign such rights to the lenders in the event of a foreclosure event under such facility, and provided that Investor shall be permitted to assign its rights under clause (B) hereof only if such foreclosing lenders are represented by counsel of international reputation and such counsel renders an opinion to the Company that registration under the Securities Act is necessary for such lenders to sell such securities to the public in the United States without violating Section 5 of the Securities Act.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of the Investor contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of that date, (ii) the covenants and agreements contained in this Agreement to be complied with by the Investor on or before the Closing shall have been complied with in all material respects, and (iii) the Investor will have delivered to the Company the executed Investor Closing Certificate;

(b) Registration Statement Effective. The Registration Statement shall remain effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, provided that this condition will be deemed to be satisfied with respect to the obligations of the Company if the Company has breached its obligations under Section 5.02; and

(c) No Injunction. There shall not be any Governmental Order in effect that enjoins, prohibits, or materially alters the terms of the transactions contemplated by this Agreement.

SECTION 6.02. Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality,” “material adverse effect” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing and (y) that are qualified by “materiality,” “material adverse effect” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing, except in each instance to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date; provided, however, that the condition set forth in this Section 6.02(a)(i) shall be deemed satisfied unless any failure to meet the foregoing standards constitutes, either individually or in the aggregate, a Material Adverse Effect; (ii) the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects; and (iii) the Company will have delivered to the Investor the executed Company Closing Certificate;

(b) No Material Adverse Effect. There shall not exist, and no event or events shall have occurred which, individually or in the aggregate, have had, or would be reasonably likely to have, a Material Adverse Effect;

(c) Registration Statement Effective. The Registration Statement shall remain effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC;

(d) No Injunction. There shall not be any Governmental Order in effect that enjoins, prohibits, or materially alters the terms of the transactions contemplated by this Agreement; and

(e) Legal Opinion. The Investor shall have received from Latham & Watkins, LLP, counsel to the Company a written legal opinion, addressed to the Investor and dated as of the date of the Closing, in the form of Exhibit A, and the Investor shall have received from the general counsel to the Company a written legal opinion, addressed to the Investor and dated as of the date of the Closing, in the form of Exhibit B.

ARTICLE VII

TERMINATION

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the Investor if, between the date hereof and the Closing: (i) a Material Adverse Effect has occurred, or (ii) the Company or any Significant Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company or any Significant Subsidiary seeking to adjudicate any of them as bankrupt or insolvent, or seeking any of their liquidation, winding up or reorganization, or seeking any arrangement, adjustment, protection, relief or composition of any of their debts under any Law relating to bankruptcy, insolvency or reorganization;

(b) by the Investor, if (i) the Company shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach or misrepresentation is not cured within 20 days after the Company receives written notice thereof from the Investor (or such shorter period between the date of such notice and the Closing) and (iii) such breach or misrepresentation would cause any of the conditions set forth in Section 6.02(a) not to be satisfied;

(c) by the Company, if (i) the Investor shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach or misrepresentation is not cured within 20 days after the Investor receives written notice thereof from the Company (or such shorter period between the date of such notice and the Closing) and (iii) such breach or misrepresentation would cause any of the conditions set forth in Section 6.01(a) not to be satisfied;

(d) by either the Company or the Investor if the Closing shall not have occurred by November 23, 2007 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this paragraph (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(e) by either the Investor or the Company in the event that any Governmental Authority shall have issued a Governmental Order or taken any other action restraining, enjoining or otherwise prohibiting, or altering, materially and adversely (to the Investor and the Company, respectively), the material terms of, the transactions contemplated by this Agreement and such Governmental Order shall have become final and nonappealable; or

(f) by the mutual written consent of the Company and the Investor.

SECTION 7.02. Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (i) as set forth in Sections 5.06 and 8.01 and (ii) that nothing herein shall relieve either party from liability for any breach of this Agreement that occurred before such termination.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. The Registration Expenses shall be borne by the Company.

SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(a)	if to the Company:

Advanced Micro Devices, Inc.

One AMD Place, P.O. Box 3453

Sunnyvale, CA 94088-3453

Fax: (512) 602-4999

Attention:    General Counsel

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Facsimile: (650) 463-2600

Attention:    Tad J. Freese

                     Christopher Kaufman

(b)	if to the Investor:

P.O. Box 45005

Abu Dhabi, United Arab Emirates

Facsimile:     (+971) 2 616 0155

Attention:     Shahzad Khan

with a copy to:

Shearman & Sterling LLP

525 Market Street

San Francisco, CA 94105

Facsimile: (415) 616-1199

Attention:     Mark K. Hyland

                      John D. Wilson

and with a copy to:

Akin Gump Strauss Hauer & Feld LLP

590 Madison Ave

New York, NY 10022

Attention: Steven M. Pesner

Fax: (212) 872-1002

SECTION 8.03. Public Announcements. Neither party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or which refer to the other party hereto or otherwise communicate with any news media regarding any of the foregoing without, to the extent practicable, the prior written consent of the other party (such consent not to be unreasonably withheld or delayed), and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication. However, nothing in this Section will prevent any party from issuing any press release or making any filing when required by Law or by the rules of any securities exchange on which securities of the party or an Affiliate are listed.

SECTION 8.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an enforceable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 8.05. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Investor with respect to the subject matter hereof and thereof.

SECTION 8.06. Assignment. Except as provided in Section 5.09, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of such other party) and any such assignment or attempted assignment without such consent shall be void; provided, however, that the Investor may assign this Agreement or any of its rights and obligations hereunder to one or more Permitted Investor Assignees without the consent of the Company, and upon assignment of all of the rights and obligations hereunder to one or more such Permitted Investor Assignees, such Permitted Investor Assignees will assume all of the Investor’s obligations hereunder.

SECTION 8.07. Amendment. This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, the Company and the Investor or (ii) by a waiver in accordance with Section 8.08.

SECTION 8.08. Waiver. Either party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (iii) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party that is giving the waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 8.09. Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall expire at the Closing; provided, however, that (i) the representations and warranties made by the Company pursuant to Sections 3.04 and 3.05 shall survive indefinitely, and (ii) nothing set forth in this Agreement shall limit or preclude the Investor from enforcing any rights it may have pursuant to applicable securities Laws in connection with its purchase of the Shares from the Company.

SECTION 8.10. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

SECTION 8.11. Governing Law; Arbitration; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

(b) Any dispute arising out of or in connection with this Agreement or any transactions contemplated hereby, including without limitation a breach, default, or misrepresentation or failure to agree pursuant to any provision which expressly requires mutual agreement among the parties, shall, after the unsuccessful negotiation in good faith by the parties hereto, be referred to and finally resolved by arbitration in London, England, under the London Court of the International Arbitration Rules, as then in effect, which rules are deemed to be incorporated by reference into this Section. Such arbitration shall be the exclusive manner pursuant to which any dispute shall or may be resolved. Any party may notify another party(ies) in writing of the existence of a dispute, following which notice the disputing parties shall negotiate to attempt to settle the dispute amicably. In the event the parties fail to settle the dispute, any party may refer the dispute to arbitration at any time after 30 days following the date of the written notice of the existence of the dispute. Such arbitration shall be presided over by three arbitrators. One arbitrator shall be appointed by a party or parties in dispute, and one shall be appointed by the other party or parties in dispute. The third arbitrator shall be appointed by the first two arbitrators. In the event of the failure of either side in dispute to appoint an arbitrator or in the event of the failure of the first two arbitrators to agree on the third arbitrator within thirty (30) days after their appointment, that arbitrator shall be appointed in accordance with the London Court of International Arbitration Rules. Hearings in such arbitration proceeding shall commence within sixty (60) days of the selection of the arbitrators or as soon thereafter as the arbitrators determine. The arbitrators shall use their best efforts to deliver their opinion within 60 days after the completion of the arbitration hearings. The arbitrators’ decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by any of the parties. The arbitrators shall have the power to grant temporary, preliminary and permanent relief, including, without limitation, injunctive relief and specific performance. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the Company, on the one hand, and the Investor on the other hand. In furtherance of the foregoing, each of the parties hereto (i) submits to the jurisdiction of the courts of England located in London, England over any suit, action or proceeding with respect to enforcement of any arbitral award or decision rendered in accordance with the foregoing provisions and (ii) waives any objection that it may have to the venue of any suit, action or proceeding with respect to enforcement of any arbitral award or decision rendered in accordance with the foregoing provisions in the courts of England located in London, England. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Agreement (and judgment on any such award may be entered in accordance with the provisions set forth in this Section). Without limiting the foregoing, the Investor hereby irrevocably waives any claim to sovereign immunity in regard to any judicial proceedings ancillary to an arbitration hereunder, including, without limitation, immunity from any judicial proceeding to compel arbitration, for interim relief in and of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution.

(c) The parties hereto agree that the process by which any arbitral or other proceedings (“proceedings”) in England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 8.02. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any party’s behalf, such party shall immediately appoint a further person in England to accept service of process on its behalf. If within 15 days of notice from a party requiring another party to appoint a person in England to accept service of process on its behalf the other party fails to do so, the party shall be entitled to appoint such a person by written notice to the other party. Nothing in this paragraph shall affect the right of the parties to serve process in any other manner permitted by law.

(d) Subject to the terms of this Agreement, each of the parties hereto consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, irrespective of its use or intended use, of any order or judgment which is made or given in such proceedings.

SECTION 8.12. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 8.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry A. Wolin
Name: Harry A. Wolin
Title: Senior Vice President, General Counsel and Secretary

INVESTOR

West Coast Hitech L.P.
By:	West Coast Hitech G.P., Ltd.,
its general partner,

By:	/s/ Shahrad Ahmed Fhan
Name: Shahrad Ahmed Fhan
Title: Director

Stock Purchase Agreement Signature Page